Exhibit 99.1

May 6, 2015

GLOBAL POWER ISSUES UPDATE ON FINANCIAL RESULTS AND OUTLOOK

IRVING, Texas, May 6, 2015 (GLOBE NEWSWIRE) — Global Power Equipment Group Inc. (NYSE: GLPW) (“Global Power” or the “Company”) today announced that it will delay the filing of its Form 10-Q for the first quarter of 2015 and restate its financial results for the annual period ended December 31, 2014.  As a result, the Company is also withdrawing its previously issued earnings guidance for 2015 at this time.

Restatement of 2014 Financial Results

On May 5, 2015, the Audit Committee of the Board of Directors of Global Power (the “Audit Committee”), in consultation with its outside advisors and management, concluded that the financial statements for the annual period ended December 31, 2014 should not be relied upon because of accounting errors affecting the fourth quarter of 2014 that were discovered during the first quarter 2015 financial review process.  Those errors resulted in an understatement of the Company’s cost of sales in the quarterly and annual periods ended December 31, 2014.

Charles Macaluso, the Chairman of Global Power’s Board of Directors commented, “The Board takes the Company’s internal controls over financial reporting and the integrity of its financial statements very seriously and we are moving aggressively to identify the causes of these errors and implement corrective measures.  At the same time, we are confident that we will be able to continue to provide high quality services and products to customers across our businesses.”

Pending the issuance by the Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), of its audit opinion in respect of the Company’s restated 2014 financial statements, the previously filed financial statements of Global Power for that period, including the corresponding financial statement information, management’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, earnings and press releases or other shareholder communications, as well as the auditors’ reports on those financial statements and its report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, should not be relied upon.  The Company intends to file restated financial information as soon as practicable.

The Company, in consultation with BDO, is in the process of continuing its accounting review and analyzing the impact of the errors on its previously reported financial statements included in its Form 10-K for the year ended December 31, 2014 (the “Form 10-K”).  The Audit Committee also intends to retain other outside advisors to analyze the facts and circumstances relating to the restatement, including whether other periods may have been impacted.

The results described in this press release are preliminary and unaudited and reflect the Company’s best judgment with respect to the errors that have been identified.  These results are subject to change as a result of any adjustments arising from the restatement process, subsequent events and the completion of the audit of the financial statements by Global Power’s independent auditors.

Preliminary First Quarter 2015 Results

The Company has not yet finalized its financial results for the first quarter of 2015 primarily because the precise extent to which costs should have been recognized in 2014 rather than carried forward to 2015 has not been determined.  Until the Company has finalized its accounting for the 2014 full year, as well as completed and filed an amendment to the prior report to correct the errors discussed above, the Company will be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 29, 2015.  While the Company plans to request a five-day extension to file its Form 10-Q with the United States Securities and Exchange Commission, the Company does not anticipate it will meet the extended deadline.

Initial Assessment of Impact on Previously Issued 2015 Outlook

On March 9, 2015, Global Power provided projections of the Company’s 2015 consolidated revenue, gross margin and selling, general and administrative expenses as a percentage of sales.  Primarily as a result of the errors described above, but also based on a preliminary assessment of our financial performance in the first quarter of 2015, investors should no longer rely upon those previously released projections.  The Company is in the process of analyzing the impact of the restatements on its 2015 projections and will report its conclusions as soon as practicable.

Additional information related to the restatements is available in a Form 8-K that the Company is filing today with the United States Securities and Exchange Commission.

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries.  It is comprised of three segments.  Product Solutions includes two primary product categories: Auxiliary Products designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines while Electrical Solutions provides custom configured electrical houses and generator enclosures for the midstream oil & gas industry, the power generation market to include distributed and backup power as well as other industrial and commercial operations.  Energy Services provides lifecycle maintenance, repair, construction and fabrication services for the industrial, chemical/petrochemical process, oil and gas and power generation industries.  Nuclear Services provides on-site specialty support, outage management and maintenance services to domestic utilities’ nuclear power facilities.  The Company routinely provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, modification of preliminary 2015 outlook, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.  In addition, additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements in the periods described above, and the time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

CONTACT:	Investor Relations Contact:

Shawn Severson

The Blueshirt Group

(415) 489-2198

shawn@blueshirtgroup.com